UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 21, 2018
(Date of earliest event reported)
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Union Bankshares Corporation
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	0-20293 (Commission File Number)	54-1598552 (I.R.S. Employer Identification No.)

1051 East Cary Street
Suite 1200
Richmond, Virginia 23219
(Address of principal executive offices) (Zip Code)

(804) 633-5031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2018, the board of directors of Union Bankshares Corporation ("the Company") appointed F. Blair Wimbush as a director of the Company, effective immediately. Mr. Wimbush will stand for reelection at the next annual meeting. Mr. Wimbush has not yet been appointed to any committees of the board of directors. There are no arrangements or understandings between Mr. Wimbush and any other person pursuant to which he was selected as director, and there are no transactions between Mr. Wimbush and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Wimbush will be entitled to the standard compensation provided to the Company's non-employee directors, on a prorated basis for the current year, as such compensation is described in the Company's proxy statement filed with the Securities and Exchange Commission on March 21, 2018.

Item 7.01 Regulation FD Disclosure.

On June 25, 2018, the Company issued a press release announcing the appointment of Mr. Wimbush to the Company's board of directors. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated June 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES CORPORATION

Date: June 26, 2018	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President
and Chief Financial Officer

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